EXHIBIT 32.1
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             CERTIFICATION PURSUANT TO 18 U.S.C. SS.1350, AS ADOPTED
              PURSUANT TO SS.906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the quarterly report of Spire Corporation (the "Company") on Form 10-QSB (the "Report") for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Roger
G. Little, Chairman of the Board, Chief Executive Officer and President of the Board of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

       1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:   May 14, 2004                       By: /s/ Roger G. Little
                                                -------------------------------
                                                Roger G. Little
                                                Chairman of the Board, Chief
                                                Executive Officer and President



       A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.